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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


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                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                         Date of Report March 1, 1994


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


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                                    PAGE 2

Item 5.  Other Events

a) On February 25, 1994, Washington Energy Company made the following press release:


WASHINGTON ENERGY RESOURCES ACQUIRED BY CABOT OIL & GAS CORP. VIA MERGER FOR $180 MILLION

      SEATTLE, Feb. 25, 1994 -- Washington Energy Company (NYSE:WEG) and Cabot Oil & Gas Corporation (NYSE:COG) of Houston, TX, jointly announce the signing of a merger agreement between Cabot Oil & Gas and Washington Energy Resources Company, a wholly-owned subsidiary of Washington Energy Company.

      Cabot Oil & Gas (COG) will acquire the stock of Washington Energy Resources (WERCO) in a tax-free exchange for total consideration of $180 million, including the assumption of debt. Excluded from the transaction are certain firm transportation, storage and other contractual arrangements of WERCO's marketing affiliate which will be retained by Washington Energy Company.

      COG will issue 2,133,000 shares of common stock and 1,134,000 shares of 6 percent convertible preferred stock to Washington Energy Company in exchange for the capital stock of WERCO. The preferred stock will be convertible into 1,972,174 shares of common stock at $28.75 per share. In addition, COG will assume $5.9 million of third-party debt.

      As of January 1, 1994, WERCO held 230 billion cubic feet equivalent
(Bcfe) of proved reserves of which 82 percent are natural gas. WERCO's current net production is 43 million cubic feet of natural gas, 450 barrels of natural gas liquids and 1,550 barrels of oil and condensate per day. WERCO produces from 376 wells, 116 net to their interest and operates 184 wells, 87 net.
      The merger is subject to approval by the boards of directors of both COG and Washington Energy Company.

      Cabot Oil & Gas Chairman and Chief Executive Officer, John H. Lollar said, "This merger represents a significant milestone in COG's plans to grow into a premiere independent oil and gas company. In addition, it brings together the combined strengths of experienced and proven management teams with impressive track records. WERCO's established presence in the Green River Basin and growing presence in the Gulf Coast area of Texas diversifies our reserve base and markets, expands both our exploitation and development opportunities and brings an added dimension of exploration potential to COG's core Appalachian and Andarko areas."

      As of December 31, 1993, COG held 825 Bcfe of proved reserves of which 98 percent are natural gas. COG's current production is 140 million cubic feet of natural gas and 1,100 barrels of oil and condensate per day. COG produces from 5,180 wells, 4,235 net to its interest and operates 4,526 wells, 4,049 net.
                                    PAGE 3

      Lollar added, "We are delighted to have Washington Energy Company as a long-term shareholder of COG. The expansion of our capital base and signifi-cant increase in cash flow will allow us to aggressively pursue plans to exploit the attractive opportunities afforded us by the merger and to remain opportunistic with respect to future acquisitions."

      William P. Vititoe, incoming chairman and chief executive officer of Washington Energy Company, said, "This allows us to recognize the significant value of WERCO assets for our shareholders, while continuing to participate in the oil and gas industry. In addition, this fulfills our strategy to team up Washington Energy Resources with a large, independent oil and gas company. Cabot can provide the funds to capitalize on Resources' significant develop-ment opportunities."

      Lollar concluded by saying, "As a result of the merger, COG's total proved reserves will top the 1 trillion cubic feet mark, placing the company among the largest independent oil and gas companies in the United States."

      Cabot Oil & Gas is a leading independent natural gas producer and marketer with substantial interests in the Appalachian and Andarko regions. The company maintains headquarters in Houston, Texas, and regional offices in Pittsburgh, Pa., and Oklahoma City, Okla.

      Washington Energy Company, based in Seattle, Washington, holds four other subsidiaries in addition to Washington Energy Resources:
Washington Natural Gas, the largest natural gas utility in the Pacific Northwest; Washington Energy Services Company, which sells energy and security products for the home; and two other subsidiaries with interests in coal holdings and rail transportation of coal in southeastern Montana.


b) On February 28, 1994, Washington Energy Company made the following press release:


BOARD APPROVES SUBSIDIARY MERGER; NAMES VITITOE CHAIRMAN & CEO

      SEATTLE -- The Board of Directors of Washington Energy Company (NYSE:W-
EG) took two significant actions at its meeting Feb. 25.   First, the Board
elected William P. Vititoe chairman and chief executive officer, as anticipat-ed. Second, it approved a previously announced agreement to merge the company's oil and gas exploration and production subsidiary, Washington Energy Resources Company, with a subsidiary of Cabot Oil & Gas Corporation (NYSE:CO-
G).

      Chairman elected

      Vititoe succeeds James A. Thorpe, who has served the Seattle-based energy company as chairman and CEO since 1980. Thorpe has retired from the Washington Energy Company Board of Directors, and will retire from the company in April.

      Vititoe, 55, formerly was president and chief executive officer of American Natural Resources Pipeline Company of Detroit, MI, a subsidiary of Coastal Corp. of Houston, TX.
                                    PAGE 4

      Prior to that he was president of Ameritech Enterprises Group in Chicago. Additionally, he has served as president, CEO and director of Michigan Bell Telephone Company and of Indiana Bell Telephone Company.

      Earlier on Feb. 25, Washington Energy Company shareholders elected Vititoe to a two-year term as a director.

      Merger approved

      The merger of Washington Energy Resources Company with the Cabot Oil & Gas subsidiary will involve a tax-free exchange for total consideration of $180 million. The components of the $180 million are: $48.3 million in Cabot Oil & Gas common stock (2.133 million shares valued at $22-7/8 per share, which is the two-week average price as of Feb. 18); $56.7 million in 6-percent preferred stock (convertible into 1,972,174 shares of common stock at $28.75 per share); $5.9 million in assumption of third-party debt; and $69.1 million in repayment of advances from Washington Energy Company to Washington Energy Resources.

      Excluded from the transaction are certain firm transportation, storage and other contractual arrangements of Washington Energy Resources' marketing affiliate, which will be retained by Washington Energy Company.

      The stock consideration represents ownership of 16 percent in Cabot, on a fully diluted basis. Cabot's board will be expanded by two seats, to be filled by representatives of Washington Energy Company.

      "This merger allows us to recognize the significant value of Washington Energy Resources Company's assets for our shareholders, while continuing to participate in the oil and gas industry through our equity ownership in Cabot," said William P. Vititoe, chairman and chief executive officer of Washington Energy Company.

      "In addition, this fulfills our strategy to team up Washington Energy Resources with a large, independent oil and gas company. Cabot can provide the funds to capitalize on Washington Energy Resources' significant develop-ment opportunities," Vititoe said.

      Based in Seattle, Washington Energy Company holds four other operating subsidiaries in addition to Washington Energy Resources: Washington Natural Gas, the largest natural gas utility in the Pacific Northwest; Washington Energy Services Company, which sells energy and security products for the home; and two other subsidiaries with interests in coal holdings and rail transportation of coal in southeastern Montana.
                                    PAGE 5

c) On February 28, 1994, Washington Energy Company made the following press release:


ROBERT R. GOLLIVER RETIRES FROM WASHINGTON ENERGY

      SEATTLE--Robert R. Golliver, president and chief operating officer of Washington Energy Company and Washington Natural Gas since 1980, has announced his decision to retire as an executive and as a director of the company, effective March 1, 1994. His executive responsibilities will be assumed by William P. Vititoe, chairman and chief executive officer.

      "This seems an opportune time for me to make this move, having just completed two major objectives. First, the Washington State Energy Strategy has been adopted as state policy, by executive order of Governor Mike Lowry. Second, we have successfully completed negotiations to merge our oil and gas subsidiary with another company," Golliver said. "And with new leadership in place at the head of Washington Energy, I am confident that the company is in good hands and headed in the right direction," he added.

      Under Golliver's leadership, Washington Natural Gas, which is the largest subsidiary of Washington Energy Company, has grown from 243,000 customers to its current count of more than 430,000 customers.

      Golliver also was instrumental in building the company's oil and gas exploration subsidiary, Washington Energy Resources, into one of the top 100 such companies in the nation. Recently, he led the successful negotiations that will lead to the subsidiary's merger with Cabot Oil and Gas Corporation, as announced by the company Feb. 25.

      Golliver also participated in developing Washington state's energy strategy, initiated under Governor Booth Gardner and recently adopted as state policy by executive order of Governor Michael Lowry.

      Golliver joined Washington Natural Gas in 1965 as director of industrial relations. Previously, he had been a gas operations consultant with Stone & Webster Corporation in New York.

      Since 1969, Golliver has held positions as assistant vice president-personnel and assistant secretary; administrative vice president; senior vice president-engineering, gas supply and administration; and executive vice president.

      In February 1980, he was elected president and chief operating officer of Washington Energy Company and its subsidiaries, and also was appointed to the board of directors.

      Golliver has been active in several industry associations. He served as chairman of the Pacific Coast Gas Association for the 1990-1991 term and as president of the Association of Northwest Gas Utilities for the 1991-1992 term. He also is a member of the Institute of Gas Technology's Board of Trustees and the American Gas Association's Industry Communications Committee. PAGE 6
      His civic involvements have included service on the boards of Partners In Public Education (PIPE), Seattle Alliance for Education and Puget Sound Big Sisters, and on the advisory board of the Boy Scouts of America. In 1990 he was awarded the Most Valuable Person award by PIPE, an arm of the Greater Seattle Chamber of Commerce, for challenging Seattle businesses and communi-ties to donate needed supplies and personnel to local schools.

      Golliver was born in Silver Lake, Indiana. He is a graduate of Purdue University (engineering) and the Indiana University School of Law.

      Washington Energy Company, based in Seattle, Wash., is a diversified energy company with interests in natural gas distribution, oil and gas exploration and production, sales of energy products and monitored security systems for the home, and development of coal holdings and rail transportation of coal.

                                    PAGE 7


Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WASHINGTON ENERGY COMPANY


                              by /S/ James P. Torgerson
                              Senior Vice President - Finance,
                              Planning and Development and
                              Chief Financial Officer


                              WASHINGTON NATURAL GAS COMPANY


                              by /S/ James P. Torgerson
                              Senior Vice President - Finance,
                              Planning and Development and
                              Chief Financial Officer


March 1, 1994